    As filed with the Securities and Exchange Commission on January 2, 2001
                                                       Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                              PUGET ENERGY, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                ---------------

                                  WASHINGTON
                (State or Other Jurisdiction of Incorporation)

                                  91-1969407
                    (I.R.S. Employer Identification Number)

            411--108th Avenue N.E., Bellevue, Washington 98004-5515
                                (425) 454-6363
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ---------------

                               STEPHEN A. MCKEON
                      VICE PRESIDENT AND GENERAL COUNSEL
                            411--108th Avenue N.E.
                        Bellevue, Washington 98004-5515
                                (425) 454-6363
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                ---------------

                                  Copies to:
                                  ANDREW BOR
                               PERKINS COIE LLP
                         1201 Third Avenue, Suite 4800
                           Seattle, Washington 98101

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after this Registration Statement becomes effective as determined by market conditions and other factors.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
                                          Proposed Maximum Proposed Maximum
 Title of Shares to Be     Amount to Be   Aggregate Price     Aggregate        Amount of
       Registered           Registered       Per Share*    Offering Price*  Registration Fee
--------------------------------------------------------------------------------------------
Common Stock ($0.01 par
 value)................  5,000,000 shares      $27.72        $138,600,000       $34,650
--------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act of 1933, upon the basis of the average of the high and low prices reported in the consolidated reporting system as of December 27, 2000.

                                ---------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

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

PROSPECTUS

                              PUGET ENERGY, INC.

                                STOCK PURCHASE
                                      AND
                          DIVIDEND REINVESTMENT PLAN

                               5,000,000 SHARES
                                 COMMON STOCK

  This prospectus relates to up to an aggregate of 5,000,000 shares of common stock, par value $0.01 per share, of Puget Energy, Inc. that may be offered in connection with our amended and restated Stock Purchase and Dividend Reinvestment Plan or the Plan. The Plan replaces and assumes, by amendment and restatement, the Puget Sound Energy, Inc. Stock Purchase and Dividend Reinvestment Plan that was established on February 10, 1997. We assumed the Puget Sound Energy, Inc. plan as of January 1, 2001, pursuant to the terms of a Plan of Exchange between Puget Sound Energy, Inc. and us. The Plan of Exchange was approved by our board of directors on April 23, 1999 and by the shareholders on June 23, 1999.

  Upon the effective date of the Plan of Exchange, each outstanding share of Puget Sound Energy common stock, no par value, was exchanged for one share of our common stock, par value $0.01 per share, and Puget Sound Energy became our wholly owned subsidiary. Pursuant to the Plan of Exchange, the shares of Puget Sound Energy common stock previously issued and outstanding under the plan were converted into an equivalent number of our shares of common stock. After the effective date of the Plan of Exchange, our common stock will be used in lieu of common stock of Puget Sound Energy whenever stock is required to be issued in connection with the Plan. All accounts and all elections, notices, instructions and authorizations under the original Puget Sound Energy, Inc. stock purchase and dividend reinvestment plan will automatically continue under the Plan, and participants in the original plan will automatically continue as participants in the Plan.

  The Plan provides holders of our common stock and interested new investors who are residents of the state of Washington with a simple, convenient and low-cost means of investing cash dividends and making cash investments in our common stock. Below are some of the changes reflected in the Plan:

  . The minimum initial investment for Washington residents to open an account has changed from $25 to $250.

  . The minimum optional cash investment has changed from $25 to $50.

  You should carefully read this prospectus to find out more about the Plan. If you wish to continue your participation in the Plan, you do not need to do anything at this time. If you are a participant in the original stock purchase and dividend reinvestment plan and, after reviewing this prospectus, you do not wish to continue participation in the Plan, you should contact the Plan Administrator.

  Your participation in the Plan is entirely voluntary, and you may terminate your participation at any time. If you do not elect to participate in the Plan, you will continue to receive cash dividends, if and when declared by our board of directors, in the usual manner.

  The Plan does not represent a change in our dividend policy, which will continue to depend on future earnings, financial requirements and other factors. The payment of dividends is at the discretion of our board of directors and will depend on future earnings, our financial condition and other factors. Our board may change the amount and timing of dividends at any time without notice.

  Our shares of common stock are traded on the New York Stock Exchange under the ticker symbol "PSD." The closing price of our common stock on December 27, 2000 was $27.75 per share.

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR HAS DETERMINED IF THIS PROSPECTUS IS ADEQUATE OR ACCURATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is January 2, 2001.

                                    CONTENTS

WHERE YOU CAN FIND MORE INFORMATION.........................................   1

INFORMATION ABOUT PUGET ENERGY, INC.........................................   1

SUMMARY OF THE PLAN.........................................................   2

TERMS AND CONDITIONS OF THE PLAN............................................   3

OTHER PROVISIONS............................................................   6

USE OF PROCEEDS.............................................................   6

DESCRIPTION OF SECURITIES TO BE REGISTERED..................................   6

LEGAL OPINION...............................................................   8

EXPERTS.....................................................................   8

TRANSFER AGENT AND REGISTRAR................................................   8

APPENDIX A FEE SCHEDULE..................................................... A-1

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the Commission's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Commission at 1-800-732-0330 for further information on the operation of such public reference room. You can also request copies of such documents, upon payment of a duplicating fee, by writing to the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Our Commission filings are also available to the public at the website maintained by the Commission at http://www.sec.gov. You may also inspect our Commission reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York.

  The Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the Commission will automatically update and supersede such information. Any future filings made with the Commission under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the Plan is terminated will comprise the incorporated documents. The following documents filed with the Commission are hereby incorporated by reference into this Registration Statement:

  (a) Puget Sound Energy's Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 14, 2000, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

  (b) Puget Sound Energy's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

  (c) Puget Sound Energy's Current Reports on Form 8-K filed on February 11, 2000, May 25, 2000, July 3, 2000, July 21, 2000, October 20, 2000 and November
11, 2000.

  (d) The description of Puget Energy's common stock contained in our Registration Statement on Form S-4 (No. 333-7749) filed on April 30, 1999, including any amendments or reports filed for the purpose of updating such description.

  (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999.

  This prospectus is part of a registration statement that we filed with the Commission. Upon request, we will provide, without charge, a copy of any or all of the documents incorporated by reference in this document (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to Puget Energy, Inc. Investor Services, P.O. Box 97034, Bellevue, Washington 98009-9734. Our website address is www.pugetsoundenergy.com.

                     INFORMATION ABOUT PUGET ENERGY, INC.

  Puget Energy, Inc. was organized in the state of Washington on April 22, 1999, initially as a wholly owned subsidiary of Puget Sound Energy, Inc., to act as the holding company for Puget Sound Energy, Inc. Puget Sound Energy, Inc. is an investor-owned utility furnishing electric and gas service in a territory covering approximately 6,000 square miles, principally in the Puget Sound region of Washington State. The shareholders of Puget Sound Energy, Inc. approved the formation of the holding company on June 23, 1999 pursuant to a plan of exchange, and we gained approval for the plan of exchange from the Washington Utilities and Transportation Commission on August 14, 2000. Effective January 1, 2001, we became the holding company for Puget Sound Energy, Inc. and other subsidiaries. The mailing address of our principal executive offices is 411--108th Avenue N.E., Bellevue, Washington 98004-5515, and our telephone number is (425) 454-6363.

                              SUMMARY OF THE PLAN

  The following summary of our Stock Purchase and Dividend Reinvestment Plan may omit certain information that may be important to you. If you wish to receive a copy of the actual text of the Plan as filed with the Securities and Exchange Commission, please contact: Puget Energy, Inc. Investor Services, P.O. Box 97034, Bellevue, Washington 98009-9734, telephone (425) 462-3898.

Purpose

  The purpose of the Plan is to provide existing shareholders and residents of the state of Washington with a convenient and economical method of investing cash and cash dividends in shares of our common stock. Since new shares of our common stock may be purchased directly from us, we may receive additional funds for general corporate purposes.

Participation--How to Join

  Residents of the state of Washington who are not existing participants in the original Puget Sound Energy, Inc. plan may become participants in the Plan by completing the Enrollment Form included herein and making an initial minimum investment of $250 to purchase our common stock through the Plan.

  Record holders of our common stock and new investors may direct that all or a portion of their dividend payments on our common stock be reinvested in additional shares of our common stock through the Plan. Dividend payments not reinvested will be paid to you in the usual manner.

Optional Cash Purchases

  In addition to having your dividend payments reinvested in our common stock, you may buy additional shares by investing a minimum of $50 at any one time not to exceed $100,000 in any calendar year. You may pay for your optional cash investments by check or money order.

Your Funds Will Be Fully Invested

  Money paid to the Plan is fully invested in our common stock either through the purchase of common stock directly from us or the purchase of whole shares and fractions of shares in the open market (or through a combination of these methods). We pay dividends on both whole shares and fractions of shares.

Share Safekeeping

  The Plan offers a "safekeeping" service whereby you may deposit, free of any service charges, certificates representing your shares of common stock in the Plan and have your ownership of such common stock maintained on the Plan Administrator's records as part of your account. If you would prefer, a share certificate will be delivered to you free of charge, upon request.

You May Sell, Withdraw or Transfer Your Shares at Any Time

  You may sell or withdraw shares of our common stock credited to your account, including those shares deposited into the Plan for safekeeping, through the Plan. A statement will be mailed to you for each month in which a transaction takes place. Additionally, you may transfer or make gifts to others of our common stock by contacting the Plan Administrator.

Plan Administrator

  Mellon Bank N.A. will administer the Plan and act as agent for the participants. Mellon Bank N.A. has designated its affiliates, Mellon Investor Services LLC and FutureShare Financial LLC, and other agents to perform certain services for the Plan. These companies will purchase and hold shares of stock for Plan participants, keep records, send statements and perform other duties required by the Plan.

You may contact the Plan Administrator by calling or emailing as directed below:

   Call Mellon Investor Services LLC:       1-800-997-8438
   Contact the Plan Administrator over the
    Internet at:                            www.mellon-investor.com

You may write the Plan Administrator at the following addresses:

  Send correspondence to:

  Mellon Investor Services LLC
  Investment Plan Services
  P.O. Box 3338
  South Hackensack, NJ 07606-1938

  Please include your daytime telephone number.

                       TERMS AND CONDITIONS OF THE PLAN

Am I Eligible to Participate in the Plan?

  You are eligible to participate in the Plan if you meet the requirements outlined below.

  . If you do not currently own any of our stock and you are a resident of the state of Washington, you may join the Plan, after receiving a copy of this prospectus, by making an initial investment of at least $250, but not more than $100,000. You can get started in the Plan by returning a completed Enrollment Form to the Plan Administrator, along with your check or money order payable to Mellon Bank N.A. The Plan Administrator will arrange for the purchase of shares for your account but will not pay interest on amounts held pending investment. Please allow two weeks for your account to be established, initial shares to be purchased and a statement to be mailed to you.

  . If you already own our stock and the shares are registered in your name, you may join the Plan by returning a completed Enrollment Form to the Plan Administrator.

  . If your shares are held in a brokerage, bank or other intermediary account, and you wish to participate directly in the Plan, you should direct your broker, bank or trustee to register some or all of your shares of our common stock directly in your name.

  . If you are currently enrolled in the original stock purchase and dividend reinvestment plan, which is superseded by the Plan, and do not want to change your participation, no further action is required for your continued participation. However, if you wish to change your participation in any way (e.g., from partial to full reinvestment), you must submit a new Enrollment Form.

What are my investment options?

  Once enrolled in the Plan, you have the following investment options:

  . Dividend reinvestment. You may choose to reinvest all or a portion of the regular cash dividends paid on your shares held in the Plan toward the purchase of additional shares of our common stock. You can change your dividend reinvestment election at any time by notifying the Plan Administrator. For a particular dividend to be reinvested, your notification must be received before the record date for that dividend. (The record date is approximately 25 days before the payment date.)

  If you elect to reinvest your dividends, you must choose one of the following when completing the Dividend Reinvestment section of the Enrollment
Form:

  Full dividend reinvestment. This means you will purchase additional shares through the Plan by investing all your cash dividends.

  Partial dividend reinvestment. If you choose to reinvest less than all your dividends, you may receive a cash dividend payment based on the number of full shares you specify and reinvest the dividends on all remaining shares. This allows you to receive a fixed amount of cash each quarter (assuming the dividend stays the same).

  . Optional cash investments. You may purchase additional shares of our common stock by using the Plan's optional cash investment feature. You must invest at least $50 at any one time but not more than $100,000 in a calendar year. We will not pay interest on amounts held pending investment. Optional cash investment dates are generally the first and third Friday of each month, except in record date months (the "OCI Date"). A schedule of optional cash investment dates for the current year is available from the Plan Administrator upon request.

  You may make optional cash investments by sending a check or money order (not cash) to the Plan Administrator payable to Mellon Bank N.A. To facilitate processing of your investment, please use the transaction stub located on the bottom of your Plan statement. Mail your investment and transaction stub to the address specified on the statement. A $50 fee will be assessed for a check that is returned for insufficient funds. Please see the fee schedule attached as Appendix A.

How are my shares typically purchased?

  Shares of our common stock purchased under the Plan will, at our election, be newly issued shares purchased directly from us, shares purchased by a broker, or a combination thereof. If shares are purchased under the Plan directly from us and by a broker, each participant's Plan account will be credited with its pro rata portion of the number of shares purchased directly from us and by the broker. We have full discretion as to whether the common stock purchased under the Plan will be purchased on the open market or purchased directly from us.

  Common Stock purchased by a Broker in the open market. The investment price of our common stock purchased in the open market with reinvested dividends or with optional cash investments will be the weighted average price, including brokerage trading fees, incurred in connection with the purchase of such shares. The Plan shares may be purchased by the broker over a five-day period commencing on the payable date (dividends are typically paid on February 15, May 15, August 15 and November 15). In the unlikely event that, due to unusual market conditions, the broker is unable to invest the funds within 35 days, the Plan Administrator will return the funds to you by check. No interest will be paid on funds held by the Plan Administrator pending investment.

  Common Stock purchased directly from us. The price of our common stock purchased directly from us with reinvested dividends or optional cash investments will be the average of the high and low sale prices of shares of our common stock on the dividend payment date or OCI Date, as the case may be.

  Your account will be credited with that number of shares, including fractional shares computed to four decimal places, equal to the amount invested with respect to your Plan account, divided by the price per share of such shares for all purchases for all Plan participants during the applicable period.

  Unless you request one, certificates for shares of common stock purchased under the Plan will not be issued. The number of shares purchased for your account under the Plan will be shown on your statement of account in book-entry form. This feature protects against loss, theft or destruction of stock certificates.

  Certificates for any number of whole shares credited to your account under the Plan will be issued upon your written request. Any remaining full shares and fractions of a share will continue to be credited to your account. Certificates for fractions of shares will not be issued. Your request for issuance of certificates should be sent to Mellon Investor Services LLC in writing, by telephone or via the Internet.

How do I sell my shares out of the Plan?

  You may sell any number of shares held in your Plan account or book-entry form by notifying the Plan Administrator by phone, email or in writing. The Plan Administrator will arrange for sales to be made as soon as practicable. The sale price will be the weighted average price of all shares sold for Plan participants during the period. Please note that the Plan Administrator cannot and does not guarantee the actual sale date or price, nor can it stop or cancel any outstanding sales or issuance requests. All requests are final. The Plan Administrator will mail a check to you (less applicable sales fees) on the settlement date, which is three business days after your shares have been sold. Please allow an additional five to seven business days from the settlement date for the post office to deliver your check.

  Alternatively, you may choose to sell your shares through a stockbroker of your choice, in which case you would have to request a certificate for your shares from the Plan Administrator prior to such sale.

What is Safekeeping?

  Shares of our common stock that you buy under the Plan will be maintained in our Plan account for safekeeping. You will receive a periodic Plan statement detailing the status of your holdings. Safekeeping protects your shares against loss, theft or accidental destruction. Safekeeping also provides a convenient way for you to keep track of your shares. Only shares held in safekeeping may be sold through the Plan.

  If you own additional shares of our common stock in certificated form, you may deposit your certificates into your Plan account, free of charge. To use this service, send your certificates to Mellon Investor Services LLC by registered mail with written instructions to deposit them into your Plan account for safekeeping. If you use registered mail, your certificates will be automatically covered by a blanket bond up to the first $100,000 of value. Do not endorse the certificates or complete the assignment section.

May I gift my shares out of the Plan?

  You may gift or transfer your shares to any recipient you choose by:

  . making an initial $250 cash investment to establish an account in the recipient's name or

  . transferring shares from your account to the recipient.

  You must transfer a whole number of shares unless you transfer your entire account. You may transfer shares to new or existing shareholders. The Plan Administrator will automatically place such new accounts in full dividend reinvestment status. New participants, at their discretion, may elect another option. If you participate in the dividend reinvestment portion of the Plan and your request to either transfer all your shares or make a partial sale and transfer the balance of your shares is received between the ex-dividend and the dividend record date, the processing of your request may be held until after your account is credited with reinvested dividends.

  You must have your signature guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the certificate or transfer instructions is in fact the registered owner as the name appears on the stock certificate or stock power.

  If you need additional assistance, please contract the Plan Administrator.

How do I get my stock certificates?

  You may withdraw all or some of the shares from your Plan account by notifying the Plan Administrator.

  Certificates will be issued for whole shares only. If your request involves a fractional share, a check (less any applicable fees) for the value of the fractional share will be mailed to you. You should receive your certificate within two to three weeks of mailing your request.

  Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is issued in a name other than that on your Plan account registration form, the signature on the instructions or stock power must be guaranteed by a financial institution participating in the Medallion Guarantee program, as described above.

What are the fees relating to participation in the Plan?

  Please see Appendix A. The Plan Administrator will deduct the applicable fees from the investment or proceeds from a sale.

How is my investment tracked?

  If you participate in the dividend reinvestment portion of the Plan, the Plan Administrator will mail you a quarterly Plan statement showing all transactions (shares, amounts invested, purchase prices) for your account, including year-to-date and other account information. Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

  Please retain your Plan statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

  You should notify the Plan Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

How do I withdraw from participation in the Plan?

  You may withdraw from the Plan at any time. In order to withdraw from the Plan, you must provide notice instructing the Plan Administrator to terminate your account. The Plan Administrator must receive such notice before the close of business on the record date for any dividend payment in order to terminate your account prior to such dividend payment date. To terminate your account, call, write or e-mail the Plan Administrator.

  There is a $5 processing fee for sale transactions and liquidations.

  Upon termination of your Plan account, the Plan Administrator will issue to you stock certificates for any whole shares of common stock in your account. The Plan Administrator will convert to cash any fractional shares held in your account at the time of termination at the then current market price of the common stock, net of any applicable fees. After the Plan Administrator terminates your account, we will pay to you all cash dividends on shares of common stock owned by you unless you rejoin the Plan.

  Selling shares upon withdrawal from the Plan. As an alternative to receiving stock certificates, upon termination of your Plan account, you may request that the Plan Administrator sell all or a portion of the shares of common stock (both whole and fractional) in your account. If you instruct the Plan Administrator to sell only a portion of your shares of common stock, then the Plan Administrator will issue to you certificates for the remaining shares. The Plan Administrator will mail you a check for the proceeds of such sale, less applicable trading fees, charges and any taxes.

  After you withdraw from the Plan, you may rejoin the Plan at any time by filing a new Enrollment Form with the Plan Administrator. However, the Plan Administrator has the right to reject such Enrollment Form if you repeatedly join and withdraw from the Plan, or for any other reason. The Plan Administrator's exercise of such right is intended to minimize unnecessary administrative expenses and to encourage use of the Plan as a long-term shareholder investment service.

What are some of the tax consequences of my participation in the Plan?

  Your reinvested dividends will be treated for tax purposes in the same manner they would have been treated had a participant received them in cash on the applicable dividend payment date. Sale of shares by the Plan Administrator on behalf of a participant will be treated for tax purposes as a sale of such shares by the participant. This summary of federal income tax consequences is only a brief general statement of complex tax laws that are subject to change at any time. In order to determine the tax basis for shares or any fraction of a share credited to a participant's Plan account, the applicable holding requirement and all other tax consequences of participation in the Plan, participants are advised to consult with their tax advisors.

                               OTHER PROVISIONS

Plan modification or termination

  We reserve the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. We, together with the Plan Administrator, also reserve the right to change any administrative procedures of the Plan.

Suspension or termination

  We reserve the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Plan Administrator will notify you in writing and will continue to keep your shares safe but will no longer accept optional cash investments or reinvest your dividends. The Plan Administrator will issue a certificate to you upon written request.

Limitation of liability

  The Plan provides that neither we nor the Plan Administrator in administering the Plan nor any independent agent will be liable for any act done in good faith or for the good faith omission to act in connection with the Plan. This includes, without limitation, any claims of liability:

  . for failure to terminate your account upon your death prior to receiving written notice of such death; or

  . relating to purchase or sale prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

  . for any loss or fluctuation in the market value after purchase or sale of such shares.

  The foregoing does not represent a waiver of any rights you may have under applicable securities laws.

                                USE OF PROCEEDS

  The net proceeds to be received from the issuance and sale of the common stock will initially become part of our general funds and will be used for general corporate purposes.

                  DESCRIPTION OF SECURITIES TO BE REGISTERED

General

  The following is a summary of certain information relating to our stock. This summary does not purport to be complete and is qualified by reference to our Articles of Incorporation and the Washington Business Corporation Act.

  We are authorized to issue 300,000,000 shares consisting of 250,000,000 shares of common stock having a par value of $0.01 per share and 50,000,000 shares of preferred stock having a par value of $0.01 per share. Our board of directors is authorized to issue preferred stock periodically in series. In connection with the issuance of such series, our board will determine the number of shares of the series, and the designations, relative rights, preferences and limitations of the series.

  The common stock issued under the Plan will be fully paid and nonassessable.

Dividends

  Dividends may be paid on our common stock out of funds legally available therefor when declared by the board of directors.

  Our board of directors may issue preferred stock in the future to meet our capital requirements. Such preferred stock may have preferential dividend rights over our common stock.

Voting Rights

  The holders of our common stock are entitled to one vote per share.

Liquidation Rights

  Subject to any prior rights of any preferred stock that may become outstanding, upon a liquidation, any remaining net assets will be distributable pro rata to the holders of our common stock.

Stock splits, stock dividends and other distributions

  If dividends are paid in our common stock, or if our common stock is distributed in connection with any stock split or similar transaction, each account will be adjusted to reflect the receipt of the common stock so paid or distributed.

Voting of proxies

  We will send you proxy materials, including a proxy card representing both the shares for which you hold certificates and the shares, full and fractional, in your Plan account. Your shares will be voted in accordance with your instructions. If you do not vote or if you return your proxy card unsigned, none of your shares will be voted.

Shareholder Rights Plan

  On October 23, 2000, our board of directors approved a Rights Agreement designed to deter partial and two-tier tender offers, stock accumulation programs and other coercive tactics that might be used to gain control of the company without giving the board the opportunity to negotiate on behalf of our shareholders. Pursuant to the Rights Agreement, the board declared that a dividend of one preferred share purchase right for each share of our common stock outstanding be paid on December 29, 2000, and authorized the issuance of one such right with respect to each additional share of common stock issued after that date. A holder of a right may, under certain circumstances, purchase at a discount from market value one one-hundredth of a share of our Series R Preferred Stock, which stock has economic terms similar to our common stock. The board has reserved for issuance, upon exercise of the rights, 1,000,000 shares of Series R Preferred Stock.

Washington Statute

  Washington law contains certain provisions that may have the effect of delaying or discouraging a hostile takeover of the company. Chapter 23B.19 of the Washington Business Corporation Act prohibits, subject to certain exceptions, a corporation from entering into any "significant business transactions" with an "Acquiring Person" (defined generally as a person or affiliated group who acquires 10% or more of the outstanding voting securities of a corporation without the prior approval by the corporation's board of directors) for a period of five years after such person or affiliated group becomes an Acquiring Person. Following this five-year moratorium period, a "significant business transaction" may proceed if it complies with one of two methods outlined in Chapter 23B.19 of the Washington Business Corporation Act. First, the "significant business transaction" may be for a "fair price" or second, the transaction may proceed if it is approved by disinterested shareholders at an annual or special meeting held at least five years after the Acquiring Person purchased the shares.

                                 LEGAL OPINION

  The validity of the common stock offered hereby has been passed upon by Perkins Coie LLP, Seattle, Washington.

                                    EXPERTS

  The financial statements and financial statement schedule incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Puget Sound Energy, Inc. for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         TRANSFER AGENT AND REGISTRAR

  Our Transfer Agent and Registrar is Mellon Investor Services LLC, 85 Challenger Road, Ridgefield Park, New Jersey 07660.

                                   APPENDIX A

                                  FEE SCHEDULE

Enrollment fee for new investors.............. None

Purchase of shares............................ Trading fee included in share price (currently $0.06 per share)

Sale of shares (partial or full)
  Transaction fee............................. $5 per sale transaction or liquidation
  Trading fee................................. Currently $0.06 per share

Reinvestment of dividends..................... No charge

Optional cash investments..................... No charge

Gift or transfer of shares.................... No charge

Safekeeping of stock certificates............. No charge

Certificate issuance.......................... No charge

Returned checks............................... $50 per check or transaction

Duplicate statements
  Current year................................ No charge
  Prior year(s)............................... $10 flat fee per request per each prior year

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution, Estimated

   Securities and Exchange Commission Fee.............................. $34,650
   Printing expense--Registration Statement and Prospectus............. $ 5,000
   Transfer Agent and Registrar........................................ $24,000
   Legal Fees.......................................................... $ 7,500
   Accountants' Fees................................................... $16,000
   Miscellaneous Fees and Expenses..................................... $ 4,350
                                                                        -------
     Total............................................................. $91,500
                                                                        =======

ITEM 15. Indemnification of Directors and Officers

  Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. Section 6 of Puget Energy, Inc.'s bylaws provides for indemnification of Puget Energy's directors and officers to the maximum extent permitted by Washington law.

  Section 23B.08.320 of the WBCA authorizes a corporation to eliminate or limit a director's personal liability to the corporation or its shareholders for monetary damages for conduct as a director, except in certain circumstances involving acts or omissions, intentional misconduct by a director or knowing violations of law by a director or distributions illegal under Washington law, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. Article 10 of Puget Energy's articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to Puget Energy and its shareholders.

  Officers and directors of Puget Energy are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

  The above discussion of the WBCA and the bylaws and articles of incorporation is not intended to be exhaustive and is qualified in its entirety by reference to such statute, the bylaws and the articles of incorporation.

ITEM 16. Exhibits

  2.1 Plan of Exchange (incorporated by reference to Exhibit A to the Registration Statement on Form S-4 of Puget Energy (No. 333-77491) filed on April 30, 1999).

  3.1 Restated Articles of Incorporation of Puget Energy (incorporated by reference to Exhibit 99.2 of the Current Report on Form 8-K of Puget
      Energy filed on January 2, 2001).

  3.2 Bylaws of Puget Energy (incorporated by reference to Exhibit 3.2 to the
      Registration Statement on Form S-4 of Puget Energy (No. 333-77491) filed on April 30, 1999).

  4.1 Rights Agreement (incorporated by reference to Exhibit 2.1 of the
      Registration Statement on Form 8-A of Puget Energy filed on January 2,
      2001).

  5.1 Opinion of Perkins Coie LLP regarding the legality of the common stock being registered.

 23.1 Consent of PricewaterhouseCoopers LLP.

 23.2 Consent of Perkins Coie LLP (See Exhibit 5.1).

 24.1 Power of Attorney.

 99.1 Form of Enrollment Form.

 99.2 Amended and Restated Puget Energy, Inc. Stock Purchase and Dividend
      Reinvestment Plan.

ITEM 17.  Undertakings

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the city of Bellevue, state of Washington, on January 2, 2001.

                                                 /s/ Richard L. Hawley
                                          By: _________________________________
                                                     Richard L. Hawley
                                                  Vice President and Chief
                                                     Financial Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 2nd day of January 2001:

               Signature                                 Title
               ---------                                 -----

                    *                   President, Chief Executive Officer, and
  ______________________________________ Director (Principal Executive Officer)
            William S. Weaver

        /s/ Richard L. Hawley           Vice President and Chief Financial
  ______________________________________ Officer (Principal Accounting and
            Richard L. Hawley            Financial Officer)

                    *                   Director
  ______________________________________
            Douglas P. Beighle

                    *                   Director
  ______________________________________
            Charles W. Bingham

                    *                   Director
  ______________________________________
              Craig W. Cole

                    *                   Director
  ______________________________________
           Phyllis J. Campbell

                    *                   Director
  ______________________________________
             Donald J. Covey

                    *                   Director
  ______________________________________
             Robert L. Dryden

                    *                   Director
  ______________________________________
              John D. Durbin

                    *                   Director
  ______________________________________
              John W. Ellis

                    *                   Director
  ______________________________________
             Tomio Moriguchi

                    *                   Director
  ______________________________________
            Sally G. Narodick

       /s/ Richard L. Hawley
 *By: _________________________________
           Richard L. Hawley
            Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit
   No.                                 Description
 -------                               -----------
  2.1    Plan of Exchange (incorporated by reference to Exhibit A to the
         Registration Statement on Form S-4 of Puget Energy (No. 333-77491)
         filed on April 30, 1999).

  3.1 Restated Articles of Incorporation of Puget Energy (incorporated by reference to Exhibit 99.2 of the Current Report on Form 8-K of Puget
         Energy filed on January 2, 2001).

  3.2 Bylaws of Puget Energy (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-4 of Puget Energy (No. 333-77491) filed on April 30, 1999).

  4.1    Rights Plan Agreement (incorporated by reference to Exhibit 2.1 of the
         Registration Statement on Form 8-A of Puget Energy filed on January 2,
         2001).

  5.1 Opinion of Perkins Coie LLP regarding the validity of the common stock being registered.

 23.1    Consent of PricewaterhouseCoopers LLP.

 23.2    Consent of Perkins Coie LLP (See Exhibit 5-1).

 24.1    Power of Attorney.

 99.1    Form of Enrollment.

 99.2    Amended and Restated Puget Energy Stock Purchase and Dividend
         Reinvestment Plan.